RODMAN & RENSHAW, LLC

 February 15,  2012

STRICTLY CONFIDENTIAL

Michael Cohen
Chief Executive Officer

Proteonomix, Inc.

187 Mill Lane

Mountainside, NJ 07092

Dear Mr. Cohen:

This letter (the “Agreement”) constitutes the agreement between Proteonomix, Inc. (the “Company”) and Rodman & Renshaw, LLC (“Rodman”) that Rodman shall serve as the exclusive financial advisor in connection with transactions or related series or combination of transactions involving a sale of or acquisition by the Company of the stock or all or substantially all of the assets of, or a significant division of, a third party, including by way of (a) a merger or sale/acquisition of stock, (b) a recapitalization or consolidation, (c) a joint venture (providing substantially the benefits of a sale/acquisition, or providing for the potential sale/purchase of the joint venture assets of the third party), (d) a sale/acquisition of assets, (e) a licensing or similar agreement or arrangement (providing substantially the benefits of an sale/acquisition, or providing for the potential sale/purchase of the licensed or similarly treated assets of the third party) or (f) another strategic transaction of similar nature (any or all of the foregoing, each an “M&A Transaction”).  In the event that the Company wishes Rodman to render a fairness opinion for an M&A Transaction, Rodman and the Company will amend this Agreement or enter into a new agreement to cover the relevant terms and fee.  If an offering is undertaken by the Company, or the Company engages in a recapitalization or refinancing transaction, Rodman shall serve as the exclusive placement agent (collectively, with the services in respect of a potential M&A Transaction, the “Services”) for the Company, on a reasonable best efforts basis, in connection with such offer and placement (the “Offering”) by the Company of securities of the Company (the “Securities”).  The terms of any Offering and the Securities shall be mutually agreed upon by the Company and the investors therein and nothing herein implies that Rodman would have the power or authority to bind the Company or an obligation for the Company to issue any Securities or complete such Offering.  If an Offering is undertaken by the Company, Rodman shall be authorized to utilize sub-placement agents or selected dealers in its discretion, provided that the use of any sub-placement agent or selected dealer by Rodman shall not increase any fees (including cash or warrants) or expenses payable by the Company under this Agreement.  The Company expressly acknowledges and agrees that the execution of this Agreement does not constitute a commitment by Rodman to purchase Securities and does not ensure the successful placement of Securities or any portion thereof or the success of Rodman with respect to securing any other financing on behalf of the Company.

A.

Fees and Expenses.  In connection with the Services described above, the Company shall pay to Rodman the following compensation:

1.

M&A Transaction Related Fee.  If an M&A Transaction is effected during the Term hereof or with a Tail Party (as hereafter defined) during the Tail Period (as hereafter defined), the Company shall pay Rodman at each closing of an M&A Transaction,  a cash fee (the “Advisory Fees”) equal to the greater of (a) 3% of the  Aggregate Consideration (as defined below) paid in connection with such M&A Transaction, and (b) $400,000.  “Aggregate Consideration” shall include the aggregate value of any cash consideration paid or received, as applicable, any securities issued, any other non-cash consideration paid or received, as applicable, the net present value of any deferred consideration paid and any debt financing provided to the company, the stock, debt or assets of which are sold/acquired (the “Sold/Acquired Company”), or provided to its stockholders, affiliates or subsidiaries in connection with an M&A Transaction.  For this purpose, the value of any company securities used as consideration shall be deemed to be the average of the high and low daily market prices of such securities on the twenty (20) trading days ending on the trading day immediately prior to the earlier of (i) the closing date of such M&A Transaction or (ii) the date such M&A Transaction is first publicly announced.  Aggregate Consideration shall also include (i) the principal amount of all indebtedness of the Sold/Acquired Company (or of its respective stockholders, affiliates or subsidiaries) which is assumed, retired, left outstanding, or for which an exchange occurs in connection with an M&A Transaction, (ii) the aggregate amount of any dividends, other than normal quarterly cash dividends, or other distributions declared by the Sold/Acquired Company in anticipation of an M&A Transaction, (iii) any royalty or license fees paid, and (iv) the fair market value of any assets contributed.  An “Affiliate” of an entity shall mean any individual or entity controlling, controlled by or under common control with such entity and any officer, director, employee, stockholder, partner, member or agent of such entity.  The 18-month period following the expiration or termination of the Term of this Agreement shall be the “Tail Period”.  A “Tail Party” is defined as a company, firm, entity or person with whom Rodman had substantive discussions, correspondence or meetings on behalf of the Company during the Term.  Advisory Fees shall be payable at the closing of such M&A Transaction, provided that any Advisory Fees in respect of contingent amounts shall be payable when such contingent amounts are payable pursuant to the applicable transaction documents.  If an M&A Transaction was initiated prior to the execution of this Agreement, and if such an M&A Transaction (“Prior Transaction”) is subject to a compensation agreement with a third party (“Compensable Third Party”), then the Advisory Fee payable hereunder shall be reduced by the amount paid or payable to said Compensable Third Party.  A List of all all such Prior Transactions and the names and fees due to the Compensable Third Parties upon completion of such Prior Transactions are set forth on Annex A attached hereto.  .

2.

Placement Agent’s Fee.  The Company shall pay to Rodman a cash placement fee (the “Placement Agent’s Closing Fee”) equal to 7% of the aggregate purchase price paid by each purchaser of Securities that are placed in each Offering.  The Placement Agent’s Closing Fee shall be paid at the closing of each Offering (the “Closing”) from the gross proceeds of the Securities sold.  Additionally, a cash fee payable within 48 hours of (but only in the event of) the receipt by the Company of any proceeds from the exercise of the warrants sold in in each Offering equal to 7% of the aggregate cash exercise price received by the Company upon such exercise, if any (together with the Placement Agent’s Closing Fee, the “Placement Agent’s Fee”).

3.

Warrants.  As additional compensation for the Services, the Company shall issue to Rodman or its designees at the Closing, warrants (the “Rodman Warrants”) to purchase 7% of the aggregate number of Shares placed in the Offering, plus any Shares underlying any convertible Securities placed in the Offering to such purchasers, but only if warrants are issued to the investors (“Investors”) in such Offering.  The Rodman Warrants shall have the same terms, including exercise price and registration rights, as the warrants issued to Investors in such Offering.  If no warrants are issued to Investors, the Rodman Warrants shall have an exercise price equal to 110% of the price at which Shares are issued to Investors, or, if no Shares are issued, 110% of the current market price of the Shares at Closing, an exercise period of five years and registration rights for the Shares underlying the Rodman Warrants equivalent to those granted with respect to the Securities.

4.

Expenses.  In addition to any fees payable to Rodman hereunder, whether or not an M&A Transaction or Offering is undertaken or consummated, the Company hereby agrees to reimburse Rodman for all reasonable travel and other out-of-pocket expenses incurred in connection with Rodman’s engagement, including the reasonable fees and expenses of Rodman’s counsel; provided that such reimbursement shall be limited to $25,000 if no M&A Transaction or Offering is undertaken and, if an M&A Transaction and/or Offering is undertaken, $100,000 per M&A Transaction and $50,000 per Offering, in each case without prior written approval by the Company (provided, however, that such expense cap in no way limits or impairs the indemnification and contribution provisions of this Agreement).

B.

Term and Termination of Engagement.  The term (the “Term”) of Rodman’s engagement will begin on the date hereof and end eighteen (18) months from the date hereof, unless earlier terminated by mutual consent, and after the first eighteen (18) month period may be extended for any term mutually acceptable to the parties hereto.  Notwithstanding anything to the contrary contained herein, the provisions concerning indemnification, contribution and the Company’s obligations to pay fees and reimburse expenses contained herein will survive any expiration or termination of this Agreement.

C.

Fee Tail.  Rodman shall be entitled to a Placement Agent’s Fee and Rodman Warrants, calculated in the manner provided in Paragraph A, with respect to any public or private offering or other financing or capital-raising transaction of any kind (“Tail Financing”) to the extent that such financing or capital is provided to the Company by investors whom Rodman had introduced, directly or indirectly, to the Company during the Term, if such Tail Financing is consummated at any time within the 18-month period following the expiration or termination of this Agreement (the “Tail Period”).

D.

Future Transactions.  If within the 12-month period following the Closing, the Company or any of its subsidiaries (i) decides to dispose of or acquire business units or acquire any of its outstanding securities or make any exchange or tender offer or enter into a merger, consolidation or other business combination or any recapitalization, reorganization, restructuring or other similar transaction, including, without limitation, an extraordinary dividend or distributions or a spin-off or split-off, Rodman shall have the right to act as the Company’s exclusive financial advisor for any such transaction; or (ii) decides to finance or refinance any indebtedness, Rodman shall have the right to act as lead manager, lead placement agent or lead agent with respect to such financing or refinancing; or (iii) decides to raise funds by means of a public offering or a private placement of equity or debt securities, Rodman shall have the right to act as lead underwriter or lead placement agent for such financing.  If Rodman or one of its affiliates decides to accept any such engagement, the agreement governing such engagement will contain, among other things, provisions for customary fees for transactions of similar size and nature and the provisions of this Agreement, including indemnification, which are appropriate to such a transaction.

E.

Use of Information.  The Company will furnish Rodman such written information as Rodman reasonably requests in connection with the performance of its Services hereunder.  The Company understands, acknowledges and agrees that, in performing its Services hereunder, Rodman will use and rely entirely upon such information as well as publicly available information regarding the Company and other potential parties to an M&A Transaction, or an Offering, as applicable, and that Rodman does not assume responsibility for independent verification of the accuracy or completeness of any information, whether publicly available or otherwise furnished to it, concerning the Company or otherwise relevant to an M&A Transaction or an Offering, including, without limitation, any financial information, forecasts or projections considered by Rodman in connection with the provision of its services.

F.

Publicity.  In the event of the consummation or public announcement of any M&A Transaction or Offering, Rodman shall have the right to disclose its participation in such M&A Transaction or Offering, including, without limitation, the placement at its cost of “tombstone” advertisements in financial and other newspapers and journals.

G.

Securities Matters.  The Company shall be responsible for any and all compliance with the securities laws applicable to it, including Regulation D and the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 promulgated thereunder, and unless otherwise agreed in writing, all state securities (“blue sky”) laws. Rodman agrees to cooperate with counsel to the Company in that regard.

H.

Indemnity.

1.

In connection with the Company’s engagement of Rodman as financial advisor and/or placement agent, the Company hereby agrees to indemnify and hold harmless Rodman and its Affiliates, and the respective controlling persons, directors, officers, members, shareholders, agents and employees of any of the foregoing (collectively the “Indemnified Persons”), from and against any and all claims, actions, suits, proceedings (including those of shareholders), damages, liabilities and expenses incurred by any of them (including the reasonable fees and expenses of counsel), as incurred, (collectively a “Claim”), that are (A) related to or arise out of (i) any actions taken or omitted to be taken (including any untrue statements made or any statements omitted to be made) by the Company, or (ii) any actions taken or omitted to be taken by any Indemnified Person in connection with the Company’s engagement of Rodman, or (B) otherwise relate to or arise out of Rodman’s activities on the Company’s behalf under Rodman’s engagement, and the Company shall reimburse any Indemnified Person for all expenses (including the reasonable fees and expenses of counsel) as incurred by such Indemnified Person in connection with investigating, preparing or defending any such claim, action, suit or proceeding, whether or not in connection with pending or threatened litigation in which any Indemnified Person is a party.  The Company will not, however, be responsible for any Claim that is finally judicially determined to have resulted from the gross negligence or willful misconduct of any person seeking indemnification for such Claim.  The Company further agrees that no Indemnified Person shall have any liability to the Company for or in connection with the Company’s engagement of Rodman except for any Claim incurred by the Company as a result of such Indemnified Person’s gross negligence or willful misconduct.

2.

The Company further agrees that it will not, without the prior written consent of Rodman, settle, compromise or consent to the entry of any judgment in any pending or threatened Claim in respect of which indemnification may be sought hereunder (whether or not any Indemnified Person is an actual or potential party to such Claim), unless such settlement, compromise or consent includes an unconditional, irrevocable release of each Indemnified Person from any and all liability arising out of such Claim.

3.

Promptly upon receipt by an Indemnified Person of notice of any complaint or the assertion or institution of any Claim with respect to which indemnification is being sought hereunder, such Indemnified Person shall notify the Company in writing of such complaint or of such assertion or institution but failure to so notify the Company shall not relieve the Company from any obligation it may have hereunder, except and only to the extent such failure results in the forfeiture by the Company of substantial rights and defenses.  If the Company so elects or is requested by such Indemnified Person, the Company will assume the defense of such Claim, including the employment of counsel reasonably satisfactory to such Indemnified Person and the payment of the fees and expenses of such counsel. In the event, however, that legal counsel to such Indemnified Person reasonably determines that having common counsel would present such counsel with a conflict of interest or if the defendant in, or target of, any such Claim, includes an Indemnified Person and the Company, and legal counsel to such Indemnified Person reasonably concludes that there may be legal defenses available to it or other Indemnified Persons different from or in addition to those available to the Company, then such Indemnified Person may employ its own separate counsel to represent or defend him, her or it in any such Claim and the Company shall pay the reasonable fees and expenses of such counsel.  Notwithstanding anything herein to the contrary, if the Company fails timely or diligently to defend, contest, or otherwise protect against any Claim, the relevant Indemnified Party shall have the right, but not the obligation, to defend, contest, compromise, settle, assert crossclaims, or counterclaims or otherwise protect against the same, and shall be fully indemnified by the Company therefor, including without limitation, for the reasonable fees and expenses of its counsel and all amounts paid as a result of such Claim or the compromise or settlement thereof.  In addition, with respect to any Claim in which the Company assumes the defense, the Indemnified Person shall have the right to participate in such Claim and to retain his, her or its own counsel therefor at his, her or its own expense.

4.

The Company agrees that if any indemnity sought by an Indemnified Person hereunder is held by a court to be unavailable for any reason then (whether or not Rodman is the Indemnified Person), the Company and Rodman shall contribute to the Claim for which such indemnity is held unavailable in such proportion as is appropriate to reflect the relative benefits to the Company, on the one hand, and Rodman on the other, in connection with Rodman’s engagement referred to above, subject to the limitation that in no event shall the amount of Rodman’s contribution to such Claim exceed the amount of fees actually received by Rodman from the Company pursuant to Rodman’s engagement.  The Company hereby agrees that the relative benefits to the Company, on the one hand, and Rodman on the other, with respect to Rodman’s engagement for an Offering shall be deemed to be in the same proportion as (a) the total value paid or proposed to be paid or received by the Company or its stockholders as the case may be, pursuant to each Offering (whether or not consummated) for which Rodman is engaged to render services bears to (b) the fee paid or proposed to be paid to Rodman in connection with such engagement.

5.

The Company’s indemnity, reimbursement and contribution obligations under this Agreement (a) shall be in addition to, and shall in no way limit or otherwise adversely affect any rights that any Indemnified Party may have at law or at equity and (b) shall be effective whether or not the Company is at fault in any way.

I.

Limitation of Engagement to the Company.  The Company acknowledges that Rodman has been retained only by the Company, that Rodman is providing services hereunder as an independent contractor (and not in any fiduciary or agency capacity) and that the Company’s engagement of Rodman is not deemed to be on behalf of, and is not intended to confer rights upon, any shareholder, owner or partner of the Company or any other person not a party hereto as against Rodman or any of its affiliates, or any of its or their respective officers, directors, controlling persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), employees or agents.  Unless otherwise expressly agreed in writing by Rodman, no one other than the Company is authorized to rely upon this Agreement or any other statements or conduct of Rodman, and no one other than the Company is intended to be a beneficiary of this Agreement.  The Company acknowledges that any recommendation or advice, written or oral, given by Rodman to the Company in connection with Rodman’s engagement is intended solely for the benefit and use of the Company’s management and directors in considering a possible M&A Transaction or Offering, and any such recommendation or advice is not on behalf of, and shall not confer any rights or remedies upon, any other person or be used or relied upon for any other purpose.  Rodman shall not have the authority to make any commitment binding on the Company.  The Company, in its sole discretion, shall have the right to reject any investor introduced to it by Rodman.  The Company agrees that it will perform and comply with the covenants and other obligations set forth in the transaction documents between the Company and its counterparty or parties in an M&A Transaction or the investors in an Offering, as applicable, and that Rodman will be entitled to rely on the representations, warranties, agreements and covenants of the Company contained in such purchase agreement and related transaction documents as if such representations, warranties, agreements and covenants were made directly to Rodman by the Company.  Additionally, at the request of Rodman, the Company shall agree to amend this Agreement in writing to reduce the compensation payable hereunder to the extent and as necessary, in Rodman’s sole discretion, in order to comply with the rules and regulations of the Financial Industry Regulatory Authority (“ FINRA”); provided, however, that the Company shall not be required to enter into any agreement that results in terms or conditions less favorable to the Company.

J.

Limitation of Rodman’s Liability to the Company ..  Rodman and the Company further agree that neither Rodman nor any of its affiliates or any of its or their respective officers, directors, controlling persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), employees or agents shall have any liability to the Company, its security holders or creditors, or any person asserting claims on behalf of or in the right of the Company (whether direct or indirect, in contract, tort, for an act of negligence or otherwise) for any losses, fees, damages, liabilities, costs, expenses or equitable relief arising out of or relating to this Agreement or the Services rendered hereunder, except for losses, fees, damages, liabilities, costs or expenses that arise out of or are based on any action of or failure to act by Rodman and that are finally judicially determined to have resulted solely from the gross negligence or willful misconduct of Rodman.

K.

Governing Law ..  This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be fully performed therein.  Any disputes that arise under this Agreement, even after the termination of this Agreement, will be heard only in the state or federal courts located in the City of New York, State of New York.  The parties hereto expressly agree to submit themselves to the jurisdiction of the foregoing courts in the City of New York, State of New York.  The parties hereto expressly waive any rights they may have to contest the jurisdiction, venue or authority of any court sitting in the City and State of New York.  In the event of the bringing of any action, or suit by a party hereto against the other party hereto, arising out of or relating to this Agreement, the party in whose favor the final judgment or award shall be entered shall be entitled to have and recover from the other party the costs and expenses incurred in connection therewith, including its reasonable attorneys’ fees.  Any rights to trial by jury with respect to any such action, proceeding or suit are hereby waived by Rodman and the Company.

L.

Notices ..  All notices hereunder will be in writing and sent by certified mail, hand delivery, overnight delivery or fax, if sent to Rodman, to Rodman & Renshaw, LLC, 1251 Avenue of the Americas, 20th Floor, New York, NY  10020, fax number (646) 841-1640, Attention:  General Counsel, and if sent to the Company, to the address on the first page hereof, fax number:  (973) 949-4193, Attention:   Roger Fidler.  Notices sent by certified mail shall be deemed received five days thereafter, notices sent by hand delivery or overnight delivery shall be deemed received on the date of the relevant written record of receipt, and notices delivered by fax shall be deemed received as of the date and time printed thereon by the fax machine.

M.

Miscellaneous ..  This Agreement shall not be modified or amended except in writing signed by Rodman and the Company.  This Agreement shall be binding upon and inure to the benefit of each of Rodman and the Company and their respective assigns, successors, and legal representatives.  This Agreement constitutes the entire agreement of Rodman and the Company, and supersedes any prior agreements, with respect to the subject matter hereof. If any provision of this Agreement is determined to be invalid or unenforceable in any respect, such determination will not affect such provision in any other respect, and the remainder of the Agreement shall remain in full force and effect.  This Agreement may be executed in counterparts (including facsimile and .pdf counterparts), each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

In acknowledgment that the foregoing correctly sets forth the understanding reached by Rodman and the Company, please sign in the space provided below, whereupon this letter shall constitute a binding Agreement as of the date indicated above.

Very truly yours,

RODMAN & RENSHAW, LLC

By ___/s/ Rodman & Renshaw, LLC__

Name:

Title:

Accepted and Agreed:

PROTEONOMIX, INC.

By ___/s/ Michael Cohen______

Name:  Michael Cohen

Title:    Chief Executive Officer

Annex A

Rodman’s fee payable pursuant to Section 1.A. shall be reduced by any fees paid, in cash or kind, to Ken Sorensen in connection with an M&A transaction with a major biopharma company provided that such reduction in fees 1) shall not exceed, in the aggregate (whether in one or a series of transactions) the fair market value of 300,000 shares of the Company’s common stock (subject to adjustment for reverse and forward stock splits and the like) at the time of such payment is made to Mr. Sorensen, and 2) shall only apply to the initial tranche as incorporated by the list provided under Section 1.